JOINT FILER INFORMATION

NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Bekem Metals Inc. (BKMM)

DATE OF EVENT REQUIRING STATEMENT: October 13, 2008

SIGNATURE:

     By: /s/ Victoria Parry
         -------------------------------------
     Name:  Victoria Parry
     Title: Senior Legal Counsel of GLG Partners LP

     By: /s/ Emmanuel Roman
         -------------------------------------
     Name:  Emmanuel Roman
     Title: Managing Director

                             JOINT FILER INFORMATION

NAME: GLG Partners, Inc.

ADDRESS:  390 Park Avenue, 20th Floor
          New York, NY 10022

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Bekem Metals Inc. (BKMM)

DATE OF EVENT REQUIRING STATEMENT: October 13, 2008

SIGNATURE:


     By: /s/ Alejandro R. San Miguel
         -------------------------------------
         Name:  Alejandro R. San Miguel
         Title: General Counsel and Corporate Secretary